UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934.

Date of Report (date of earliest event reported) . . . . .  September 8, 1998

                      First National Bankshares Corporation
             (Exact name of registrant as specified in its charter)

 West Virginia              33-14252                              62-1306172
 -------------             ---------                              ----------
 (State or other juris-   (Commission File No.)          ( IRS Employer Ident-
 diction of corporation)                                        ification No.)

One Cedar Street
Ronceverte, West Virginia                                       24970
(Address of principal executive offices)                     (Zip code)

Registrant's telephone number, including area code         (304) 647-4500
                                                           --------------

                               Not Applicable
           (Former name or former address, if changes since last report)












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Item 5.  Other Events


        On September 8, 1998, First National Bankshares Corporation ("First National"), a West Virginia corporation and registered bank holding company, and Pocahontas Bankshares Corporation ("Pocahontas"), a West Virginia corporation and registered bank holding company, announced that they have terminated their negotiations towards a merger of the two entities and have canceled their non-binding letter of intent setting forth an agreement in principle for the merger of First National with Pocahontas, and the merger of First National's wholly owned subsidiary, First National Bank, a national banking association, with a Pocahontas subsidiary, First Century Bank, N.A., a national banking association.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                     First National Bankshares Corporation



September 8, 1998                                  By /S/ L. Thomas Bulla
      (Date)                                              L. Thomas Bulla
                                            President and Chief Executive
                                                                  Officer


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